Exhibit 32.2

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Paul R. Flanders, Chief Financial Officer of Carrols Corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Company’s Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the period ended April 3, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PAUL R. FLANDERS
Paul R. Flanders
Vice President – Chief Financial Officer and Treasurer

June 30, 2006